                 AIRCRAFT COLLATERAL FUNDING REPAYMENT AGREEMENT

        This AIRCRAFT COLLATERAL FUNDING REPAYMENT AGREEMENT (as modified, supplemented or amended from time to time, this "Aircraft CFR Agreement") dated as of November 16, 1994, is entered into by and between Allstate Financial Corporation ("AFC"), and AIRSHIP INTERNATIONAL LTD. ("Client"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings provided in the Accounts Receivable Factoring and Security Agreement dated November 16, 1994, by and between AFC and Client (as modified, supplemented, amended, restated or superseded from time to time, the "Factoring Agreement").

                                   WITNESSETH

        WHEREAS, AFC and Client have entered into the Factoring Agreement providing for the making of certain financial accommodations as contemplated therein;

        WHEREAS, Client has requested, pursuant to Paragraph 6 of the Factoring Agreement, that AFC make a prefunding (as defined in the Factoring Agreement) to Client;

        WHEREAS, it is a condition to the making of the prefunding referred to in the immediately preceding paragraph that Client execute and deliver this Aircraft CFR Agreement;

        WHEREAS, Client desires to execute and deliver this Aircraft CFR Agreement in order to satisfy the condition described in the immediately preceding paragraph;

        NOW, THEREFORE, it is agreed:

        SECTION 1.           AMOUNT AND TERMS OF THE PREFUNDING

               (a) Net Cash Amount of Prefunding; Etc. Subject to and upon the terms and conditions set forth in the Factoring Agreement and in Section 1(b) below, AFC agrees to make, on a single date (such date, the "Prefunding Date") a prefunding (the "Prefunding"), provided, that the initial amount of the Prefunding shall in no event exceed the Funding Base (as defined in Section 2(c) below). The Prefunding and the discounts earned by AFC in connection with the Prefunding (the "Earnings") shall be repaid in full in accordance with Section 2 below. Once repaid, no portion of the Prefunding may be reincurred. If Client desires additional prefundings (as defined in the Factoring Agreement) from time to time, such prefundings shall be made and governed exclusively by the terms and conditions of the Factoring Agreement and any supplemental agreements entered into in connection with the Factoring Agreement and related to such prefundings.









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               (b) Conditions Precedent. In addition to and without in any way limiting any conditions set forth in the Factoring Agreement, the obligation of AFC to make the Prefunding on the Prefunding Date is subject to the satisfaction (in AFC's sole discretion) of each of the following conditions:

                          (i) Client shall have duly authorized, executed and
delivered this Aircraft CFR Agreement, the Factoring Agreement, the Aircraft Security Agreement to be executed concurrently herewith between AFC and Client (the "Aircraft Agreement"), and the agreements and instruments related hereto and thereto, and such agreements and instruments shall be in full force and effect;

                          (ii) AFC shall have completed its review of the
results of its onsite collateral review of Client and such results shall be satisfactory to AFC (in its sole discretion) in all respects;

                          (iii) AFC shall have received an appraisal from an
appraiser acceptable to AFC (the "Appraisal") in form and substance satisfactory to AFC in its sole discretion setting forth a forced liquidation value of Client's Aircraft Collateral (as defined in the Aircraft Agreement);

                          (iv) AFC shall have received evidence satisfactory to
it demonstrating that Client owns all of the Aircraft Collateral outright, free and clear of liens and encumbrances (other than the lien in favor of AFC) and that the Aircraft Collateral currently held by Client is the same as the Aircraft Collateral listed in the Appraisal;

                          (v) AFC shall have received evidence satisfactory in
its sole discretion that all representations of Client under the Aircraft Agreement are true and correct;

                          (vi) Client shall have duly authorized, executed and
delivered to AFC UCC1 financing statements in form, substance and number satisfactory to AFC (the "Financing Statements") and AFC shall have received evidence satisfactory to it that the Financing Statements have been filed under the Uniform Commercial Code of each jurisdiction as may be necessary or, in the judgement of AFC, desirable to perfect the security interests purported to be created by the Factoring Agreement and the Aircraft Agreement including, without limitation, AFC's security interest in the Aircraft Collateral. To the extent any additional filings or actions by Client (including, without limitation, the execution and filing of any documents or notices in connection with any state or federal statute regarding certificates of title) may be deemed by AFC to be necessary or desirable to perfect the interest of AFC in any Collateral including, without limitation, the Aircraft Collateral, Client shall have duly authorized, executed and delivered all such documents, notices and any other writings and done all such acts as AFC may deem necessary or desirable for such purpose;

                          (vii) Each of Louis J. Pearlman, Trans Continental
Airlines, Inc. and such other persons or entities may require. (the "Guarantors") shall have duly executed and

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delivered to AFC a Guaranty in form and substance satisfactory to AFC (each as modified, supplemented or amended from time to time, individually, a "Guaranty" and collectively, the "Guaranties") , each Guaranty shall be in full force and effect and AFC shall have received such security for the obligations of the Guarantors under the Guaranties as AFC may deem necessary or desirable in its sole discretion;

                          (viii) Each of the Guarantors and Client shall have
duly executed and delivered a Subordination Agreement in form and substance satisfactory to AFC subordinating any rights of the Guarantors to receive payments from Client to the rights of AFC (the "Subordination Agreement");

                          (ix) AFC shall, to the extent deemed necessary or
desirable by AFC (in its sole discretion) , have received an opinion of counsel for Client, which counsel shall be satisfactory to AFC and which opinion shall be in form and substance satisfactory to AFC (in its sole discretion) and shall cover such matters incident to this Aircraft CFR Agreement, the Aircraft Agreement and the Factoring Agreement as AFC may (in its sole discretion) request;

                          (x) Client shall have paid all fees and expenses
incurred by Client and/or AFC in connection with this Aircraft CFR Agreement, the Aircraft Agreement and the Factoring Agreement, without limitation, appraisal fees and expenses, filing and recordation fees insurance premiums and legal fees and expenses;

                          (xi) on the Prefunding Date, both before and after
giving effect to the Prefunding (A) there shall exist no Event of Default (as defined below) and (B) all representations and warrants contained herein, in the Aircraft Agreement and in the Factoring Agreement shall be true and correct in all material respects;

                          (xii) Any and all unpaid tax obligations and/or tax
liens (whether arising by operation of law, the filing of a lien or a notice of lien or otherwise) , which could, in AFC's opinion, affect any of the Collateral (as defined in the Factoring Agreement) and the Aircraft Collateral shall have been released in full, subordinated in a manner acceptable to AFC (in its sole discretion) or otherwise resolved in a manner acceptable to AFC (in its sole discretion);

                          (xiii) AFC shall have made an initial purchase of
accounts receivable of Client under the Factoring Agreement; and

                          (xiv) AFC shall have received such financial or other
information and copies of all documents, papers, instruments, agreements, including records of corporate proceedings and governmental or other public records and approvals, as AFC may have requested or received in connection with this Aircraft CFR Agreement, the Factoring Agreement, or the agreements referred to herein or therein or in connection with the transactions contemplated herein or therein, and all of the foregoing shall be satisfactory in form and substance to AFC.

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        SECTION 2.           EARNINGS; PAYMENT OF EARNINGS; REPAYMENT OF
                             PREFUNDING; ETC.

               (a) Earnings; Payment of Earnings. Notwithstanding anything to the contrary contained in the Factoring Agreement (or any document or other written instrument related thereto), Earnings with respect to the Prefunding shall be charged (commencing on the Prefunding Date) on the outstanding amount of the Prefunding based on the CFR Earnings Rate Schedule attached hereto as Exhibit A. Earnings accrued during each calendar month shall be due and payable in full on or before the fifth calendar day of the immediately succeeding calendar month.

               (b) Voluntary Prepayments. Client may, at any time or from time to time, without premium or penalty, prepay all or a portion of the Prefunding.

               (c) Mandatory Prepayments. Notwithstanding anything to the contrary contained herein, on any day on which the dollar amount of the Prefunding exceeds the Funding Base, then Client shall immediately prepay the Prefunding in an amount that reduces the dollar amount of the Prefunding to not more than the Funding Base. As used in this Aircraft CFR Agreement, the Funding Base means on any day an amount equal to the lesser of (i) 50% of the forced liquidation value of the Aircraft Collateral as set forth in the Appraisal (or any updated or additional appraisal of the Aircraft Collateral that may be required by AFC in its sole discretion in form and substance satisfactory to AFC in its sole discretion) and (ii) an amount which equals $1,750,000.00 minus all other amounts outstanding under the other agreements between Client and AFC (including, without limitation, accrued and unpaid fees, discount and earnings).

               (d) Scheduled Prefunding Repayment. Notwithstanding anything to the contrary contained herein or in the Factoring Agreement, unless sooner repaid under the terms hereof or of the Factoring Agreement (whether upon the occurrence of an Event of Default or otherwise), the Prefunding and all accrued but unpaid Earnings and other amounts due from Client under this Aircraft CFR Agreement shall be repaid to AFC in full no later than the earlier of (i) the last day of the Sale Period (as defined in the Factoring Agreement) and (ii) November 16, 1996.

               (e) Methods of Payment. Except as otherwise specifically provided herein, any payment required or permitted to be made pursuant to this Aircraft CFR Agreement may, at the option of Client be made by one or any combination of the following methods: (i) Client may make such payment in cash (including, without limitation, by wire transfer of immediately available funds); (ii) Client may authorize and direct AFC to apply all or a portion of amounts, if any, otherwise due Client under the Factoring Agreement to such payment; and/or
(iii) Client may authorize and direct AFC to apply all or a portion of the proceeds from the purchases (s) of Accounts by AFC pursuant to the Factoring Agreement (which proceeds have not theretofore been paid to (or on behalf of) Client) to such payment.

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               If Client fails to pay all or any portion of the Prefunding or
Earnings when due (including, without limitation, following the acceleration of the maturity thereof in accordance with the terms hereof), Client shall be deemed to have irrevocably authorized and directed AFC to make such payment in accordance with clause (ii) and/or (iii), as determined by AFC, of the immediately preceding paragraph, and Client shall remain liable for any deficiency in such payment.

               Whenever any payment to be made hereunder shall be stated to be due (or required to be made) on a day which is not a Business Day (as defined below), the due date thereof shall be extended to the next succeeding Business Day and, with respect to repayments of the Prefunding (but not Earnings), Earnings shall continue to accrue during such extension. For purposes hereof, "Business Day" shall mean any day other than Saturday, Sunday and any other day on which AFC is not open for business.

        SECTION 3.           REPRESENTATIONS AND WARRANTIES

        In order to induce AFC (i) to enter into this Aircraft t CFR Agreement and to make the Prefunding and (ii) to enter into the Factoring Agreement and to make advances and other financial accommodations thereunder, Client makes the following representations, warranties and agreements with respect to itself as of the Prefunding Date and at all times thereafter, all of which shall survive the execution and delivery of this Aircraft CFR Agreement and the making of the
Prefunding:

               (a) Execution of Agreement. This Aircraft CFR Agreement, the Aircraft Agreement and the Factoring Agreement have been duly authorized, executed and delivered by the Client and constitute the legal, valid and binding obligations of the Client enforceable in accordance with their respective terms.

               (b) No Violation. Neither the execution, delivery or performance by the Client of this Aircraft CFR Agreement, the Aircraft Agreement or the Factoring Agreement, nor compliance by the Client with the terms hereof or thereof, nor the use of the proceeds of the Prefunding (x) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (y) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation of imposition of (or the obligation to create or impose) any lien (except pursuant to this Aircraft CFR Agreement, the Factoring Agreement or the Aircraft Agreement) upon any of the property or assets of the Client pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which any of them is a party or by which any of them or any of their property or assets is bound or to which any of them may be subject or (z) will violate any provision of the Certificate or Articles of Incorporation or ByLaws of the Client.

               (b) True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Client in writing to AFC

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including, without limitation, all information contained herein, in the Aircraft
Agreement or in the Factoring Agreement for purposes of or in connection with any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Client in writing to AFC will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

        SECTION 4.           AFFIRMATIVE COVENANTS

        Client covenants and agrees that on and after the Prefunding Date and until the Prefunding together with Earnings and all other obligations incurred hereunder and under the Factoring Agreement are paid in full:

               (a) Performance of Obligations. Client will perform all of its obligations under the terms hereof, of the Factoring Agreement, the Aircraft Agreement and each and every mortgage, indenture, security agreement, debt instrument and other contract by which it is bound.

               (b) Further Assurances. Client, shall at its own expense, make, execute, endorse, acknowledge, file and/or deliver to AFC from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, instruments and documents, and take such further steps relating to the Collateral covered by the Factoring Agreement and the Aircraft Collateral covered by the Aircraft Agreement, as AFC may require.

        SECTION 5.           EVENTS OF DEFAULT

        Upon the occurrence of any of the following specified events (each an "Event of Default"):

            (i) Payments. Client shall default in the payment when due of all or any portion of the Prefunding, Earnings or any other amounts owing hereunder, under the Factoring Agreement, under the Aircraft Agreement or under any other Collateral Funding Repayment Agreement entered into from time to time by and between Client and AFC; or

           (ii) Representations, etc. Any representation, warranty or statement made by Client in the Factoring Agreement, the Aircraft Agreement, this Aircraft CFR Agreement, in any other Collateral Funding Repayment Agreement by and between one or more of the Clients and AFC, or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made; or

          (iii) Covenants. Client shall default in the due performance or observance of any term, covenant or agreement (other than those referred to in clause (i) or (ii) of this Section

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6) contained in this Aircraft CFR Agreement, in the Aircraft Agreement or in any other Collateral Funding Repayment Agreement by and between Client and AFC, or the Factoring Agreement; or

           (iv) Security Documents. Any one of the Factoring Agreement, the Aircraft Agreement and/or any mortgage granted to AFC as security for the obligations of any Guarantor shall cease to be in full force or effect, or shall cease to give AFC (or a trustee for the benefit of AFC), the liens, lien priorities, rights, remedies, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and lien on, the collateral described therein; or

            (v) Guaranties. One or more of the Guaranties or any provision thereof shall cease to be in full force or effect, or any Guarantor (or any person or entity acting by or on behalf of any Guarantor) shall deny or disaffirm the obligations of such Guarantor under a Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to a Guaranty or any mortgage granted as security for the obligations of such Guarantor; or

           (vi) Judgments. One or more judgments or decrees shall be entered after the date hereof against Client involving in the aggregate a liability of $10,000.00 or more, and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days after the entry thereof; or

          (vii) Default Under Other Agreements. Client shall (i) default in any payment of any material indebtedness or obligations (other than obligations incurred hereunder, under the Aircraft Agreement or under the Factoring Agreement) beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness or obligation was created or (ii) default in the observance or performance of any agreement or condition relating to any material indebtedness or obligation (other than obligations incurred hereunder, under the Aircraft Agreement or under the Factoring Agreement) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness or obligation (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such indebtedness or obligation to become due prior to its stated maturity; or any material indebtedness or obligation of any of the parties shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof;

         (viii) Bankruptcy, etc. Client shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against it, and the petition is not controverted within 10 days, or is not dismissed within 30 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for,

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or takes charge of, all or substantially all of the property of Client or Client commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Client, or there is commenced against Client any such proceeding which remains undismissed for a period of 30 days, or Client is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Client suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or Client makes a general assignment for the benefit of creditors; or any corporate, partnership or other action is taken by Client for the purpose of effecting any of the foregoing;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, AFC may, by written notice to Client, take any or all of the following actions (provided, that, if an Event of Default specified in Section 6 (six) shall occur with respect to Client, the result which would occur upon the giving of written notice by AFC to Client as specified below shall occur automatically without the giving of any such notice) (i) declare the Prefunding and any accrued Earnings in respect thereof and all obligations owing hereunder, under the Aircraft Agreement and any other Collateral Funding Repayment Agreement by and between Client and AFC and under the Factoring Agreement to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Client, and (ii) exercise any and all of its rights, remedies and powers under the Factoring Agreement, the Aircraft Agreement and/or the Guaranties. Without limiting the generality of the foregoing, Client acknowledges and agrees that AFC may, at any time or from time to time following the occurrence and during the continuation of an Event of Default, apply any and all amounts which may otherwise be due (or may otherwise from time to time become due) to Client under the Factoring Agreement to obligations of Client to AFC hereunder or otherwise, at such times and in such manner as AFC, in its sole discretion, shall determine.

               Client hereby expressly waives any and all rights to require a marshalling of assets upon the foreclosure (or other realization) by AFC upon any of its liens on, or security interests, in the real or personal property of Client or of any guarantors of the obligations of Client.

        SECTION 6.           THE AIRCRAFT CFR AGREEMENT AND THE FACTORING
                             AGREEMENT.

        Except as expressly set forth herein, this Aircraft CFR Agreement shall not constitute a modification, acceptance or waiver of any provision of the Factoring Agreement or any other document or instrument related thereto. Without in any way limiting the foregoing, to the extent this Aircraft CFR Agreement expressly modifies any provision of the Factoring Agreement such modification shall apply to the Factoring Agreement only as such modification relates to the Prefunding.

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        SECTION 7.           MAXIMUM PERMITTED EARNINGS

        To the extent that the Earnings payable hereunder exceed any applicable maximum rate permitted by law, the charge applied under Section 2(a) to the Prefunding shall be deemed at all times since the Prefunding Date to have been equal to the maximum permitted rate, and any amount collected by AFC in excess of the maximum permitted rate shall be credited to payment of the Prefunding and/or other obligations of Client to AFC hereunder or under any other agreement or document between AFC and Client. It is the express intent of the parties hereto that Client shall not pay, and AFC shall not receive, directly or indirectly, Earnings in excess of what may be lawfully paid by Client or received by AFC under applicable law.

        SECTION 8.           REIMBURSEMENT AND INDEMNITY

        Client shall: (i) whether or not transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of (x) AFC (including, without limitation, the reasonable fees and disbursements of counsel for AFC) in connection with the preparation, execution and delivery of this Aircraft CFR Agreement and the documents and instruments referred to herein and any amendment, waiver or consent relating hereto or thereto and (y) AFC in connection with the enforcement of this Aircraft CFR Agreement and the documents and instruments referred to herein (including, without limitation, the reasonable fees and disbursements of counsel for AFC); (ii) pay and hold AFC harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save AFC harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (iii) indemnify AFC, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities,' obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not AFC is a party thereto) related to the entering into and/or performance of this Aircraft CFR Agreement, the Aircraft Agreement and/or the Factoring Agreement or the use of the proceeds of the Prefunding or the consummation of any of the transactions contemplated herein or therein (including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, whether or not AFC is a party thereto) , including, without limitation, any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements resulting from, arising out of or based upon the presence, release, use, manufacture, installation, generation, discharge, storage or disposal at any time of hazardous materials (as such terms or any similar terms may be defined under or in connection with any and all applicable local, state or federal law) including, without limitation, any and all chemicals, materials or substances, the exposure to which is regulated, limited or prohibited by any governmental authority or applicable law, on, under, in or about, or the transportation of any such material to or from, any of the real property owned, leased or operated by Client (but, excluding any such liabilities, obligations, losses, etc. , to the extent incurred by reason of the gross negligence or willful misconduct of the person or entity to be indemnified). The provisions of this Section 9 shall

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survive the repayment of the Prefunding and the termination, if any, of this
Aircraft CFR Agreement, the Aircraft Agreement and/or the Factoring Agreement.

        SECTION 9.           MISCELLANEOUS

               (a) Counterparts. This Aircraft CFR Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterpart when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with Client and AFC.

               (b) Governing Law; Waiver of Jury Trial; Consent to Jurisdiction. This Aircraft CFR Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Virginia (without giving effect to the conflict of laws principles thereof). The Client, who is represented by counsel, in recognition of the greater costs and delays incurred by a jury trial, hereby waives any and all right to a jury in any jurisdiction in any court in any action brought by AFC with respect hereto. In any such action, the Client hereby consents to the exclusive jurisdiction of any court of competent jurisdiction of the Commonwealth of Virginia and of any Federal Court located in such Commonwealth and venue in either the United States District Court for the Eastern District of Virginia or the Circuit Court for the County of Arlington or the General District Court of Arlington County for a determination of any dispute as to any matters whatsoever arising out of or in any way connected with this Aircraft CFR Agreement and the Client hereby authorizes the service of process on it at its address set forth in the Factoring Agreement.

               (b) Effectiveness. This Aircraft CFR Agreement shall become effective as of the date first above written when each of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of telecopier) the same to AFC at its offices in Arlington, Virginia.

               (c) Benefit of Agreement. This Aircraft CFR Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that Client may not assign or transfer any of its rights or obligations hereunder without the prior written consent of AFC and, provided further, that AFC may assign or transfer all or any portion of its rights hereunder without the consent of Client.

               (d) No Waiver; Remedies Cumulative. No failure or delay on the part of AFC in exercising any right, power or privilege hereunder or under the Factoring Agreement, any other Collateral Funding Repayment Agreement by and between Client and AFC and/or the Guaranties, and no course of dealing between Client and AFC, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under the Factoring Agreement and/or the Guaranties, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights,

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powers and remedies herein and in the Factoring Agreement and/or the Guaranties are cumulative and not exclusive of any rights, powers or remedies which AFC may otherwise have. No notice to or demand on Client in any case shall entitle Client to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of AFC to any other or further action in any circumstances without notice or demand.

               (e) Headings Descriptive. The headings of the several sections and subsections of this Aircraft CFR Agreement are inserted for convenience only and shall not in any way effect the meaning of construction of any provision of this Aircraft CFR Agreement.

               (f) Amendment or Waiver. Neither this Aircraft CFR Agreement nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by Client and AFC.

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Aircraft CFR Agreement to be duly executed and delivered as of the date first above written.

                                            AIRSHIP INTERNATIONAL LTD.

                                            By:  /s/ LOUIS J. PEARLMAN
                                               ----------------------------

                                                 Louis J. Pearlman, President

                                            ALLSTATE FINANCIAL CORPORATION

                                            By:  /s/
                                               ----------------------------
                                                 Name:
                                                 Title:

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                                                                       EXHIBIT A

                           CFR EARNINGS RATE SCHEDULE

Earnings to be charged under the Aircraft Collateral Funding Repayment Agreement dated November 16, 1994, by and between Airship International Ltd. and Allstate Financial Corporation shall be based on the outstanding amount of the Prefunding made thereunder.

The earnings will be charged on the highest outstanding amount of the Prefunding during the relevant period set forth below, and will be calculated based on the number of days from and including the Prefunding Date to and including the fifth business day following receipt of payment on the Prefunding, as follows:

1   -  30 Days   .......................................    3.125%    Earnings

31  -  45 Days   .......................................    4.688%    Earnings

46  -  60 Days   .......................................    6.251%    Earnings

61  -  75 Days   .......................................    7.814%    Earnings

76  -  90 Days   .......................................    9.377%    Earnings





Plus an additional 1.563% for each additional 15 day period, or portion thereof thereafter.





















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                                    ADDENDUM

        In addition to the provisions of the Accounts Receivable Factoring and Security Agreement (together with all documents related thereto as modified, amended or supplemented from time to time, the "Agreement") executed by and between Allstate Financial Corporation ("AFC") and Airship International Ltd. ("Client") on or about November 16, 1994, the parties do hereby acknowledge and agree with each other as follows:

        1. Subject to the terms and conditions of the Agreement, AFC has committed to Client the availability of up to $1,750,000.00 net funds outstanding to Client at any one time. In consideration of this commitment Client has agreed to pay AFC a fee of .125% per month (or any fraction thereof) payable monthly in arrears no later than the fifth calendar day of each month with respect to the immediately preceding calendar month calculated on the higher of the highest net funds outstanding on any day during such preceding month and $1,750,000.00. The term "net funds outstanding to Client" and/or "net funds outstanding" as used herein shall include the sum total at any given time of (i) advances made by AFC to Client (whether or not made under the Agreement or any Collateral Funding Repayment Agreement), (ii) discount and other fees and charges then accrued (but not yet collected) pursuant to the terms of the Agreement, (iii) all contingent obligations of Client under or in respect of any Letter of Guaranty or Letter of Credit issued by (or arranged for by) AFC for Client, and (iv) any other amounts due to AFC (whether under the Agreement or otherwise) which have not then been paid or repaid to AFC. AFC may deduct any commitment fee or fees provided for herein from Client's subsequent funding or fundings or as otherwise provided in the Agreement. Client acknowledges and agrees that the available amount (and therefore the permitted "net funds outstanding") shall




















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decrease automatically by $75,000.00 on the first day of each month beginning on
December 1, 1994 and Client shall pay to AFC all amounts required so that the net funds outstanding in each month do not exceed the available amount for such month.

        2. Client understands and agrees that notwithstanding any other provisions hereof or of the Agreement or any other agreement or document entered into between AFC and Client, it is intended that AFC receive no less than $75,000.00 each month in collections from Debtors or from Client directly. Such collections shall be applied by AFC first to accrued and unpaid fees and expenses of AFC payable to AFC and to accrued and unpaid earnings with respect to any and all Accounts purchased and any outstanding prefunds in any order in the sole discretion of AFC and next to outstanding advances made in connection with the purchase of Accounts or the making of any prefunding. In the event AFC does not receive collections totalling $75,000.00 in any month either from Debtors or from Client, then and in such event (and without limiting or modifying any terms or provisions hereof or of the Agreement), a default shall be deemed to have occurred under the Agreement.

        3. Client further understands and agrees that notwithstanding the provision for an availability of up to $1,750,000.00 under paragraph 1 above, any amounts advanced by AFC in excess of $1,500,000.00 shall be held in a form acceptable to AFC in its sole discretion and shall be put under the control of AFC in a manner acceptable to AFC in its sole discretion.

        4. Client and certain guarantors of the obligations of Client have executed and delivered to AFC in connection herewith certain Confessed Judgment Demand Notes each in an amount equal to the amount of the commitment referenced above ($1,750,000.00) plus ten percent (100%). In the event the net funds outstanding ever exceeds $1,750,000.00, then and





















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in such event, Client and such guarantors shall enter into new Confessed
Judgment Demand Notes as requested by AFC in its sole discretion each in an amount equal to the increased amount plus ten percent (10%). Client acknowledges and confirms that any failure or delay by Client or any guarantor to execute a new Confessed Judgment Demand Note on request by AFC shall be a default under the terms of the agreement.

        4. Client has paid to AFC a nonrefundable closing fee of $10,000.00 (the "Closing Fee"). Client shall in addition to the Closing Fee, pay to (or reimburse) AFC for any additional costs incurred by AFC during the initial audit of Client, to include but not be limited to the cost of travel, hotel and meals for one auditor and any additional costs related to the perfection of AFC's interests in the Collateral or any other property in which AFC is granted an interest in connection with any transactions between the Client and AFC, including without limitation, the filing of UCC financing statements beyond the initial filings against Client's corporate name and headquarters address, the searching of records related to any name other than Client's corporate name and/or locations beyond Client's corporate headquarters and/or all costs and disbursements (including all attorney fees and disbursements) related to the perfection of AFC's security interest in the Aircraft Collateral (as defined in the Aircraft Security Agreement of even date herewith) (collectively, "Additional Expenses"). Any unpaid Additional Expenses shall be paid out of the initial funding of Client. If a determination is made that no funding shall take place, then Client shall be immediately responsible for payment of all Additional Expenses and shall make immediate payment to AFC therefor.

        5. The Client may repurchase all Accounts and repay in full all obligations outstanding hereunder at any time. In the event Client wishes to repurchase all Accounts and





















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repay all amounts outstanding hereunder, Client shall notify AFC in writing of its intent to do so not less than 15 days prior to the date on which such repurchase and repayment is to be made (the "Repayment Date") On the Repayment Date, Client shall pay to AFC in full all outstanding advances under the Agreement and any Collateral Funding Repayment Agreement entered into in connection therewith or otherwise, all accrued and unpaid discount and all other fees and expenses (including without limitation supplemental discount for each of the remaining unused months of the Sale Period) payable to AFC under the Agreement and any Collateral Funding Repayment Agreement entered into in connection therewith or otherwise. Upon receipt of (i) all such amounts and (ii) Mutual Releases in form and substance satisfactory to AFC in its sole discretion executed by Client, AFC agrees that this Agreement shall be terminated as described in Section 17(a) Agreement.

         6. Notwithstanding any other provision hereof or of the Agreement or any other agreement or document entered into in connection herewith or therewith, unless and until a default shall have occurred and be continuing under the Agreement, AFC shall not notify or otherwise attempt to directly collect payments from any Debtors of Client.

        7. Except as modified hereby all other terms and conditions of the Agreement remain the same and in full force and effect.

        IN WITNESS WHEREOF the parties execute this Addendum this 16th day of November, 1994.

                                            AIRSHIP INTERNATIONAL LTD.


                                            By: LOUIS J. PEARLMAN
                                                ----------------------------
                                                Louis J. Pearlman, President





















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                                            ALLSTATE FINANCIAL CORPORATION


                                            By:
                                                ----------------------------
                                                 Name:
                                                 Title:





















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STATE OF VIRGINIA

COUNTY OF ARLINGTON

        On this 16th day of November, 1994, before me, a Notary Public, personally appeared Louis J. Pearlman as President of Airship International Ltd., a corporation, and that as such officer he is authorized to execute and acknowledge the foregoing instrument on behalf of said corporation for the purposes contained therein, by signing the name of the corporation by himself as President and that he in fact so executed and acknowledged the instrument before me on the date written above.

                        ---------------------------------
                                  Notary Public

My Commission expires:



STATE OF VIRGINIA

COUNTY OF ARLINGTON

On this 16th day of November, 1994, before me, a Notary Public, personally appeared _______________________ of ALLSTATE FINANCIAL CORPORATION a corporation and that as such officer he(she) is authorized to execute and acknowledge the foregoing instrument on behalf of said corporation for the purposes contained therein, by signing the name of the corporation by himself(herself) as _______________________________________ and that he(she) in fact so executed and acknowledged the instrument before me on the date written above.

                        ---------------------------------
                                  Notary Public

My Commission expires:



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